FINANCIAL STATEMENTS



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                          WILMINGTON TRUST CORPORATION

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                              MAY 31, 1998 AND 1997


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AUDITED FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


May 31, 1998 and 1997


FINANCIAL STATEMENTS
                                                                            PAGE

Report of Independent Auditors ................................................1

Statements of Financial Condition .............................................2

Statements of Changes In Participants' Equity .................................3

Notes to Financial Statements .................................................4






























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                        REPORT OF INDEPENDENT AUDITORS



Benefits Committee
Wilmington Trust Corporation


We have audited the accompanying statements of financial condition of the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan (the Plan) as of May 31, 1998 and 1997, and the related statements of changes in participants' equity for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan at May 31, 1998 and 1997, and the changes in participants' equity for the years then ended in conformity with generally accepted accounting principles.



July 13, 1998                                /s/ Ernst & Young LLP
Philadelphia, Pennsylvania


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STATEMENTS OF FINANCIAL CONDITION

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


                                                                May 31
                                                           1998         1997
                                                        ----------   ----------

ASSETS


     Investment -- interest-bearing deposits held at
          Wilmington Trust Company                      $2,790,674   $2,404,153
                                                        ==========   ==========

LIABILITIES AND PARTICIPANTS' EQUITY

     Taxes withheld for participants                         1,080          580
     Participants' equity                                2,789,594    2,403,573
                                                         ---------    ---------

          Total Liabilities and Participants' Equity    $2,790,674   $2,404,153
                                                        ==========   ==========



See notes to financial statements.





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STATEMENTS OF CHANGES IN PARTICIPANTS' EQUITY

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


                                             Years Ended May 31
                                           1998             1997
                                        ----------       ----------
ADDITIONS

Investment income -- interest           $   31,909       $   37,126
Contributions from participants          2,758,765        2,367,027
                                        ----------       ----------
                                         2,790,674        2,404,153
                                        ----------       ----------
DEDUCTIONS

Distributions to participants:
     Wilmington Trust Corporation
         Common Stock                    2,367,027        2,089,555
     Cash                                   37,126           24,931
                                        ----------       ----------
                                         2,404,153        2,114,486
                                        ----------       ----------

NET ADDITIONS                              386,521          289,667

PARTICIPANTS' EQUITY AT
     BEGINNING OF YEAR                   2,404,153        2,114,486
                                        ----------       ----------
PARTICIPANTS' EQUITY AT
     END OF YEAR                        $2,790,674       $2,404,153
                                        ==========       ==========


See notes to financial statements.





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NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

Investments consist of interest-bearing savings accounts carried at cost, which approximates market.

The administrative costs of the 1996 Employee Stock Purchase Plan (the "Plan") of Wilmington Trust Corporation (the "Corporation") are paid by the Corporation. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B -- DESCRIPTION OF PLAN

The Board of Directors of the Corporation approved the Plan on February 15, 1996. The Corporation's stockholders approved the Plan on April 18, 1996. The Plan commenced on June 1, 1996, and replaced the Corporation's 1991 Employee Stock Purchase Plan (the "1991 Plan"), which terminated upon the completion of the offering period ended May 31, 1996 and contained similar provisions. The Plan provides for the purchase of up to 500,000 shares of the Corporation's common stock by eligible employees through offerings of twelve-months' duration each. For any offering period, each eligible employee may elect to have up to 10% of his or her annual base salary (subject to certain limitations) deducted from his or her pay (for Plan years beginning June 1, 1998 and thereafter, the minimum contribution is $10 per pay period) and accumulated with interest until the end of the offering period. If a participant's total deductions during the Plan year ended May 31, 1997 were not sufficient to purchase at least five shares, the total deductions plus interest were refunded at the end of the Plan year.

At the end of each offering period, the balance in each participant's payroll deduction account is applied to the purchase of the largest number of full shares of the Corporation's common stock possible without exceeding the maximum number of shares the participant elected. The price at which the shares are deemed to have been purchased is equal to 85% of the lesser of the last sale price of the Corporation's common stock on the Nasdaq National Market System at the beginning or at the end of that offering period. Any unused balance in a participant's account at the end of an offering period is refunded, with interest. Shares to be purchased under the Plan are authorized shares of the Corporation.

Shares to be delivered to an employee will be registered in the employee's name.

The Corporation issued 72,325 shares of its common stock at $38.144 for the offering period ended May 31, 1998 and 84,386 shares of its common stock at $28.050 for the offering period ended May 31, 1997.

The Plan had 1,534 participants at May 31, 1998 and 1,522 participants at May 31, 1997.

The Board of Directors has the authority to terminate or amend the Plan. The Plan will terminate automatically on April 18, 2000, unless terminated sooner by the Board.



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NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN

NOTE C -- INCOME TAX STATUS

It is the intention of the Corporation to have the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan accordingly are construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. At the time of issuance to the individual, the difference between the purchase price and the fair market value of the stock purchased under the Plan is not includable in the participant's gross income for federal income tax purposes.



NOTE D -- YEAR 2000 (UNAUDITED)

The Plan is reliant on Wilmington Trust Company for data processing. Wilmington Trust Company has undertaken a program to prepare and convert its computer systems and applications to enable them to function properly with respect to dates in the year 2000 and thereafter (the "Program"). The Plan does not expect that its results of operations will be significantly affected, as Wilmington Trust Company does not intend to charge the Plan for the costs of converting their computer systems. However, to the extent that the Program is not completed timely, the Year 2000 issue could have a material impact on the operations of the Plan.













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